Exhibit 99.1

Enveric Biosciences Reports Third Quarter 2023 Corporate and Financial Results

EVM-301 Series

●	Presented and published leading scientific research describing development and screening methods for non-hallucinogenic, neuroplastogenic drug candidates in Enveric’s EVM301 Series of candidates targeting the treatment of mental health disorders
●	Announced AI-powered drug candidate generation engine surpassed 1000 compounds discovered and analyzed in Psybrary™ portfolio of psychedelic-inspired therapeutic candidates
●	Published research describing a key cane toad enzyme and its application to the biosynthesis of novel indolethylamine-type drug candidates with potential use in psychiatric medicine
●	Granted U.S. Patent (USPTO No. 11,752,130) providing claims to novel composition of matter and pharmaceutical drug formulations for a family of carboxylated derivatives of tryptamine-based drug candidates

EB-373

●	Granted U.S. Patent (USPTO No. 11,707,447) encompassing novel compositions of matter and pharmaceutical drug formulations for prodrugs utilizing C4-carbonothioate-substituted tryptamine derivative compounds
●	Reported results from preclinical studies exploring the metabolic profile and the safety of lead candidate EB-373, a next generation psilocin prodrug targeting psychiatric disorders
●	Highlighted results from animal studies demonstrating oral bioavailability and favorable safety profile for EB-373
●	Completed manufacturing of EB-373 to supply drug material for completion of preclinical program

CAMBRIDGE, Mass., November 13, 2023 – Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of anxiety, depression, and addiction disorders, today provided a corporate update and reported financial results for the third quarter of 2023 ended September 30, 2023.

“The third quarter of 2023 was a period of significant progress for our team as we completed several initiatives that served to enhance the value of our differentiated neuroplastogenic small-molecule therapeutics as we advance towards the clinic,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “Key to this effort, we significantly strengthened our IP estate across our development portfolio, highlighted by new patents from the United States Patent and Trademark Office (USPTO) for our EVM301 Series of novel non-hallucinogenic molecules and for EB-373, our lead EVM201 Series prodrug product candidate. The patents encompass composition of matter and pharmaceutical drug formulations related to the EVM301 Series and composition of matter and pharmaceutical drug formulations pertaining to EB-373. Additionally, we filed six non-U.S. applications related to the EVM301 Series, received several U.S. Notices of Allowance for claims related to the EVM301 Series and EB-373, and filed a new application for our AI-based computational methods for identifying and optimizing novel tryptamine derivatives. Our expectation is the USPTO will grant patents based on the Notices of Allowance, which would continue to increase the value of our technologies and further distinguish Enveric’s science as groundbreaking and unique.”

Dr. Tucker added: “Through the third quarter of 2023 and into Q4, we have showcased the leading drug discovery and research engine behind our EVM301 Series of compounds, with several publications and presentations in academic settings, establishing a leading position in the psychedelic and psychedelic-inspired drug development industry to deliver next-generation treatments, with low- and non-hallucinogenic compounds. We look forward to several key milestones during the remainder of 2023, including identification of a lead candidate from the EVM301 Series by year-end. With this lead candidate identified, we anticipate initiating a thorough and expedited preclinical development program in 2024 in preparation for an Investigational New Drug application.”

“As part of our objective to ensure clinical readiness, the third quarter was also characterized by completing key manufacturing and preclinical activities needed to file for regulatory clearance to begin a first in human clinical trial of EB-373. We announced favorable results from exploratory animal studies, which demonstrated oral bioavailability and well-tolerated side effects for EB-373. The outcome of these animal studies indicated potential for EB-373 to reduce GI upset and vomiting as well as rapid onset of action and systemic clearance, improving on the pharmacokinetic characteristics of psilocybin. Additionally, further preclinical work assessing absorption, distribution, metabolism, and excretion (ADME) assays demonstrated rapid conversion of EB-373 to the active metabolite psilocin,” concluded Dr. Tucker.

THIRD QUARTER AND RECENT PROGRAM UPDATES

●	Presented and published leading scientific research describing development and screening methods for non-hallucinogenic, neuroplastogenic drug candidates in Enveric’s EVM301 Series of candidates targeting the treatment of mental health disorders
●	Showcased drug candidate generation engine surpassing 1000 compounds discovered and analyzed in Psybrary™ Portfolio of psychedelic-inspired therapeutic candidates

●	Published research describing a key cane toad enzyme and its application to the biosynthesis of novel indolethylamine-type drug candidates with potential use in psychiatric medicine
●	Reported results from preclinical studies exploring the metabolic profile and the safety of lead candidate EB-373, a next generation psilocin prodrug targeting psychiatric disorders. Reported favorable preclinical absorption, distribution, metabolism, and excretion (ADME) and toxicology assays demonstrated rapid conversion of EB-373 to the active metabolite psilocin
●	Completed manufacturing of EB-373 to supply drug material for completion of preclinical program with resulting high purity of prodrug product that allows Enveric and partners to ship EB-373 without being subject to restrictions required for controlled substances
●	Continued to drive value with growing IP portfolio across therapeutic pipeline and filed provisional patent application to support AI-based computational methods for identifying and optimizing novel tryptamine derivatives

○	Granted USPTO No. 11,707,447 encompassing compositions of matter and pharmaceutical drug formulations for prodrugs utilizing C4-substituted tryptamine derivatives and C4-carbonothiate-substituted tryptamine derivatives
○	Granted USPTO No. 11,752,130 providing claims to novel composition of matter and pharmaceutical drug formulations for a family of carboxylated derivatives of tryptamine-based drug candidates

THIRD QUARTER 2023 FINANCIAL RESULTS

Net loss attributable to shareholders was $2.82 million for the third quarter ended September 30, 2023, including $0.16 million in net non-cash income, with a basic and diluted loss per share of $1.30, as compared to a net loss of $2.60 million and non-cash income of $2.29 million, with primary and diluted loss per share of $1.46 per share for the quarter ended September 30, 2022.

Net cash used in operations for the quarter ended September 30, 2023, was $2.98 million, consisting of a $2.82 million net loss, adjusted by a net of $0.16 million in non-cash income and changes in asset and liability balances of $0.23 million.

As of September 30, 2023, the Company had cash and cash equivalents of $4.27 million.

About Enveric

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of psychiatric disorders. Enveric is also advancing its second program, the EVM301 Series, expected to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity without also inducing hallucinations in the patient. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,”“ expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations on the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its cannabinoid clinical development pipeline assets; the ability to continue as a going concern; manage its future growth effectively; achieve the intended benefits of the cost reduction plan to the extent or as quickly as anticipated; transition from third-party service providers supporting R&D efforts to internal science teams without any adverse impact on Enveric’s ongoing and planned clinical trials; and engage the cost reduction plan efforts without negatively impacting Enveric’s business operations and reputation.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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